Part II (Continued)

Item 7

FINANCIAL STATEMENTS

The following consolidated financial statements of the Registrant and its subsidiaries are included on exhibit 99(a) of this Annual Report on Form 10-KSB:

Consolidated Balance Sheets - December 31, 1999 and 1998

Consolidated Statements of Income - Years Ended December 31, 1999, 1998 and 1997

Consolidated Statements of Comprehensive Income - Years Ended December 31, 1999, 1998 and 1997

Consolidated Statements of Stockholders' Equity - Years Ended December 31, 1999, 1998 and 1997

Consolidated Statements of Cash Flows - Years Ended December 31, 1999, 1998 and 1997

Notes to Consolidated Financial Statements

Item 8

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There has been no Form 8-K filed within 24 months prior to the date of the most recent financial statements reporting a change of accountants or reporting disagreements on any matter of accounting principle, practice, financial statement disclosure or auditing scope or procedure.

Part III

Item 9

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Incorporated herein by reference to pages 3, 4, 6, 11 and 12 of the Company's Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders.

Item 10

EXECUTIVE COMPENSATION

Incorporated herein by reference to pages 4, 7, 8, 9, 10 and 11 of the Company's Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders.

Item 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Incorporated herein by reference to pages 5 and 6 of the Company's Definitive Proxy Statement for the 2000 Annual Meeting of Stockholders.

Part III (Continued)

Item 12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Incorporated herein by reference to page 11 of the Company's Definitive Proxy Statement for 2000 Annual Meeting of Stockholders.

Part IV

Item 13

EXHIBITS AND REPORTS ON FORM 8-K

(a)	Exhibits included herein:	PAGE

	3(a) - Articles of Incorporation	N/A
- Filed as Exhibit 3.2 to the Registrant's Registration Statement Form S.4 (File No. 333-49977), Filed with the Commission on April 13, 1998 Incorporated Herein

	3(b) - Bylaws	N/A
- Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-49977), Filed with the Commission on April 13, 1998 and Incorporated Herein

	4 - Instruments Defining the Rights of Security Holders	Definitive Proxy Statement, Incorporated by Reference

	11 - Statement of Computation of Net Income Per Share	Attachment

	21 - Subsidiary Information	Exhibit 99(a) 7, Footnote 1

	27 - Financial Data Schedule	Attachment

	27(a) - Restated Financial Data Schedule	Attachment

99 - Additional Exhibits

	99(a) - Consolidated Financial Statements	Attachment

(b)	Reports on Form 8-K:

No reports on Form 8-K have been filed by the registrant during the last quarter of the period covered by this report.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Security National Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized:

SNB BANCSHARES, INC.

Robert C. "Neal" Ham Chairman of the Board of Directors	H. Averett Walker President/Director/Chief Executive Officer

Date:	Date:

Richard A. Collinsworth Executive Vice President	Shirley O. Jackson Senior Vice-President/Secretary

Date:	Date:

Michael T. O'Dillon Senior Vice-President/Treasurer/Controller/ Chief Financial Officer

Date:

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Edward M. Beckham, II, Director	Date:

Lee Greene, Jr., Director	Date:

Alford C. Bridges, Director	Date:

Benjamin W. Griffith, III, Director	Date:

Robert T. Mullis, Director	Date:

Ben G. Porter, Director	Date:

Bobby Stalnaker, Director	Date:

H. Cullen Talton, Jr., Director	Date:

Joe E. Timberlake, III, Director	Date:

Larry Walker, Director	Date:

Richard W. White, Jr., Director	Date:

EXHIBIT NO. 11

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

	Year Ended December 31, 1999

	Shares	Earnings Per Share
	(In Thousands)

Basic Weighted Average Shares Outstanding	3,341	$0.97

Diluted
Average Shares Outstanding	3,341
Common Stock Equivalents	50

	3,391	$0.96

	Year Ended December 31, 1998

Basic Weighted Average Shares Outstanding	3,185	$0.73

Diluted
Average Shares Outstanding	3,185
Common Stock Equivalents	167

	3,352	$0.69

EXHIBIT 27

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 1 of 3

Review the following list of tags for Article 9 and fill in the correct data in the column(s) provided. Generally only one column of information will be required, however, two columns are provided if required in the Financial Data Schedule.

To include a footnote, place a number in parentheses next to the value and provide the test of each corresponding footnote at the end of the worksheet form.

<LEGEND> Do you wish to include a LEGEND? YES X NO

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS

*Identify the financial statements(s) to be referenced in the legend:

<RESTATED> Are your financials being "restated" from a previously filed schedule? (Not used to correct "flawed" schedules) YES X NO	(NO VALUE REQUIRED)
<CIK> Does this data apply to a coregistrant? YES X NO	COREGISTRANT CIK:
<NAME> Does this data apply to a coregistrant? YES X NO	COREGISTRANT NAME:
<MULTIPLIER> Doe the financials require a multiplier other than 1(one)? YES X NO	1,000 1,000,000,000 1,000,000 1,000,000,000,000
<CURRENCY> Is the currency used other than U.S. Dollar? YES X NO	CURRENCY OF FINANCIAL DATA:
<PERIOD TYPE> (Example: 9-MOS)
<FISCAL-YEAR-END> (Example: DEC-31-1994)	d e c 31 1 9 9 9 M M M DD Y Y Y Y	M M M DD Y Y Y Y
<PERIOD-START> (Example: JAN-01-1995)	j a n 0 1 1 9 9 9 M M M DD Y Y Y Y	M M M DD Y Y Y Y
<PERIOD-END> (Example: SEP-30-1995)	d e c 3 1 1 9 9 9 M M M DD Y Y Y Y	M M M DD Y Y Y Y
<EXCHANGE-RATE> Is the exchange rate other than 1(one)? (Value may contain up to 5 decimal places) YES X NO	EXCHANGE RATE:	EXCHANGE RATE:
<CASH>	15,004,808
<INTEREST-BEARING-DEPOSITS>	-
<FED-FUNDS-SOLD>	6,125,000
<TRADING-ASSETS>	-
<INVESTMENTS-HELD-FOR-SALE>	42,176,414
<INVESTMENTS-CARRYING>	2,910,905
<INVESTMENTS-MARKET>	2,931,505

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 2 of 3

<PERIOD-TYPE> 12 MOS <PERIOD-TYPE>

<LOANS>	207,429,584
<ALLOWANCE>	2,327,180
<TOTAL-ASSETS>	283,482,506
<DEPOSITS>	237,417,646
<SHORT-TERM>	12,742,777
<LIABILITIES-OTHER>	2,768,727
<LONG-TERM>	3,081,005
<COMMON>	3,340,624
<PREFERRED-MANDATORY>	-
<PREFERRED>	-
<OTHER-SE>	24,131,727
<TOTAL-LIABILITIES-AND-EQUITY>	283,482,506
<INTEREST-LOAN>	17,993,787
<INTEREST-INVEST>	2,185,505
<INTEREST-OTHER>	222,943
<INTEREST-TOTAL>	20,402,235
<INTEREST-DEPOSIT>	8,020,491
<INTEREST-EXPENSE>	8,427,156
<INTEREST-INCOME-NET>	11,975,079
<LOAN-LOSSES>	736,125
<SECURITIES-GAINS>	(1,913)
<EXPENSE-OTHER>	9,537,391
<INCOME-PRETAX>	4,774,470
<INCOME-PRE-EXTRAORDINARY>	3,245,174
<EXTRAORDINARY>	-
<CHANGES>	-
<NET-INCOME>	3,245,174
<EPS-BASIC> (Value may contain up to 3 decimal places)	0.97

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 3 of 3

<PERIOD-TYPE> 12 MOS <PERIOD-TYPE>

<EPS-DILUTED> (Value may contain up to 3 decimal places)	0.96
<YIELD-ACTUAL>	4.67
<LOANS-NON>	715,125
<LOANS-PAST>	341,000
<LOANS-TROUBLED >	-
<LOANS-PROBLEM>	-
<ALLOWANCE-OPEN>	2,070,253
<CHARGE-OFFS>	587,545
<RECOVERIES>	108,347
<ALLOWANCE-CLOSE>	2,327,180
<ALLOWANCE-DOMESTIC>	2,327,180
<ALLOWANCE-FOREIGN>	-
<ALLOWANCE-UNALLOCATED>	-
Footnote Test: (Note: Each footnote cannot exceed 256 characters, including spaces)

EXHIBIT 27(a)

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Restated Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 1 of 3

Review the following list of tags for Article 9 and fill in the correct data in the column(s) provided. Generally only one column of information will be required, however, two columns are provided if required in the Financial Data Schedule.

To include a footnote, place a number in parentheses next to the value and provide the test of each corresponding footnote at the end of the worksheet form.

<LEGEND> Do you wish to include a LEGEND? YES X NO
<RESTATED> Are your financials being "restated" from a previously filed schedule? (Not used to correct "flawed" schedules) X YES NO	(NO VALUE REQUIRED)
<CIK> Does this data apply to a coregistrant? YES X NO	COREGISTRANT CIK:
<NAME> Does this data apply to a coregistrant? YES X NO	COREGISTRANT NAME:
<MULTIPLIER> Doe the financials require a multiplier other than 1(one)? YES X NO	1,000 1,000,000,000 1,000,000 1,000,000,000,000
<CURRENCY> Is the currency used other than U.S. Dollar? YES NO	CURRENCY OF FINANCIAL DATA:
<PERIOD TYPE> (Example: 9-MOS)	12 MOS	12 MOS
<FISCAL-YEAR-END> (Example: DEC-31-1994)	D E C 31 1 9 9 8 M M M DD Y Y Y Y	D E C 31 1 9 9 7 M M M DD Y Y Y Y
<PERIOD-START> (Example: JAN-01-1995)	J A N 0 1 1 9 9 8 M M M DD Y Y Y Y	J A N 0 1 1 9 9 7 M M M DD Y Y Y Y
<PERIOD-END> (Example: SEP-30-1995)	D E C 31 1 9 9 8 M M M DD Y Y Y Y	D E C 31 1 9 9 7 M M M DD Y Y Y Y
<EXCHANGE-RATE> Is the exchange rate other than 1(one)? (Value may contain up to 5 decimal places) YES X NO	EXCHANGE RATE:	EXCHANGE RATE:
<CASH>	14,004,761	12,218,541
<INTEREST-BEARING-DEPOSITS>	-	-
<FED-FUNDS-SOLD>	10,651,000	9,075,000
<TRADING-ASSETS>	-	-
<INVESTMENTS-HELD-FOR-SALE>	35,148,291	35,500,913
<INVESTMENTS-CARRYING>	4,152,759	5,732,350
<INVESTMENTS-MARKET>	4,284,638	5,856,682

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Restated Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 2 of 3

<PERIOD-TYPE> 12 MOS <PERIOD-TYPE> 12 MOS

<LOANS>	179,161,644	145,484,463
<ALLOWANCE>	2,070,253	1,860,987
<TOTAL-ASSETS>	253,005,774	216,393,472
<DEPOSITS>	217,778,422	188,806,800
<SHORT-TERM>	3,220,389	1,068,672
<LIABILITIES-OTHER>	3,083,303	2,188,096
<LONG-TERM>	3,188,077	1,260,000
<COMMON>	3,340,624	2,970,274
<PREFERRED-MANDATORY>	-	-
<PREFERRED>	-	-
<OTHER-SE>	23,394,959	19,780,114
<TOTAL-LIABILITIES-AND-EQUITY>	253,005,774	216,393,472
<INTEREST-LOAN>	16,089,487	14,203,986
<INTEREST-INVEST>	2,090,912	2,129,090
<INTEREST-OTHER>	449,481	636,041
<INTEREST-TOTAL>	18,629,880	16,969,117
<INTEREST-DEPOSIT>	7,586,472	7,154,711
<INTEREST-EXPENSE>	7,895,112	7,344,752
<INTEREST-INCOME-NET>	10,734,768	9,624,365
<LOAN-LOSSES>	636,000	505,000
<SECURITIES-GAINS>	7,821	3,612
<EXPENSE-OTHER>	8,946,668	7,118,654
<INCOME-PRETAX>	3,709,910	3,830,236
<INCOME-PRE-EXTRAORDINARY>	2,326,967	2,607,379
<EXTRAORDINARY>	-	-
<CHANGES>	-	-
<NET-INCOME>	2,326,967	2,607,379
<EPS-BASIC> (Value may contain up to 3 decimal places)	0.73	0.88

Article 9 of Regulation S-X

Bank Holding Companies and Savings and Loan Holding Companies

Restated Financial Data Schedule Worksheet for: SNB Bancshares, Inc. Page 3 of 3

<PERIOD-TYPE> 12 MOS <PERIOD-TYPE> 12 MOS

<EPS-DILUTED> (Value may contain up to 3 decimal places)	0.69	0.80
<YIELD-ACTUAL>	4.73	4.96
<LOANS-NON>	594,000	870,000
<LOANS-PAST>	203,000	123,000
<LOANS-TROUBLED >	-	-
<LOANS-PROBLEM>	-	-
<ALLOWANCE-OPEN>	1,860,987	1,759,576
<CHARGE-OFFS>	496,970	688,362
<RECOVERIES>	70,236	284,773
<ALLOWANCE-CLOSE>	2,070,253	1,860,987
<ALLOWANCE-DOMESTIC>	2,070,253	1,860,987
<ALLOWANCE-FOREIGN>	-	-
<ALLOWANCE-UNALLOCATED>	-	-
Footnote Test: (Note: Each footnote cannot exceed 256 characters, including spaces)

EXHIBIT NO. 99(a)

McNair, McLemore, Middlebrooks & Co., LLP

CERTIFIED PUBLIC ACCOUNTANTS

A PARTNERSHIP INCLUDING A PROFESSIONAL CORPORATION

RALPH S. McLEMORE, SR., C.P.A. (1963-1977)

SIDNEY B. McNAIR, C.P.A. (1954-1992)

SIDNEY E. MIDDLEBROOKS, C.P.A., P.C.

RAY C. PEARSON, C.P.A.

J. RANDOLPH NICHOLS, C.P.A.

WILLIAM H. EPPS, JR., C.P.A.

RAYMOND A. PIPPIN, JR., C.P.A.

JERRY A. WOLFE, C.P.A.

W. E. BARFIELD, JR., C.P.A.

HOWARD S. HOLLEMAN, C.P.A.

F. GAY McMICHAEL, C.P.A.

RICHARD A. WHITTEN, JR., C.P.A.

ELIZABETH WARE HARDIN, C.P.A.

CAROLINE E. GRIFFIN, C.P.A.

RONNIE K. GILBERT, C.P.A.

389 MULBERRY STREET

POST OFFICE BOX ONE

MACON, GEORGIA 31202

(912) 746-6277

FAX (912) 741-8353

1117 MORNINGSIDE DRIVE

POST OFFICE BOX 1287

PERRY, GA 31069

(912) 987-0947

FAX (912) 987-0526

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders

SNB Bancshares, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of SNB Bancshares, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SNB Bancshares, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of operations and cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

Macon, Georgia

January 14, 2000

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31

ASSETS

	1999	1998

Cash and Balances Due from Depository Institutions	$15,004,808	$14,004,761

Federal Funds Sold	6,125,000	10,651,000

Investment Securities
Available for Sale, At Fair Value	42,176,414	35,148,291
Held to Maturity, At Cost (Fair Value of $2,931,505
and $4,284,638 in 1999 and 1998, Respectively)	2,910,905	4,152,759

	45,087,319	39,301,050

Loans	207,549,349	179,293,577
Allowance for Loan Losses	(2,327,180)	(2,070,253)
Unearned Interest and Fees	(119,765)	(131,933)

	205,102,404	177,091,391

Premises and Equipment	8,284,317	7,786,056

Other Real Estate (Net of Allowance of $4,438 and
$20,000 in 1999 and 1998, Respectively)	125,324	720,961

Other Assets	3,753,334	3,450,555

Total Assets	$283,482,506	$253,005,774

The accompanying notes are an integral part of these balance sheets.

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31

LIABILITIES AND STOCKHOLDERS' EQUITY

	1999	1998

Deposits
Noninterest-Bearing	$51,195,897	$50,703,065
Interest-Bearing	186,221,749	167,075,357

	237,417,646	217,778,422

Borrowed Money
Federal Funds Purchased and Securities Sold
Under Agreement to Repurchase	9,191,146	2,810,575
Demand Notes to U.S. Treasury	435,011	293,194
Obligation Under Capital Lease	142,625	194,697
Other Borrowed Money	6,055,000	3,110,000

	15,823,782	6,408,466

Other Liabilities	2,768,727	3,083,303

Stockholders' Equity
Common Stock, Par Value $1 a Share; Authorized
10,000,000 Shares, Issued 3,340,624 Shares as of
December 31, 1999 and 1998	3,340,624	3,340,624
Paid-In Capital	12,611,603	12,611,603
Retained Earnings	11,978,751	9,585,439
Accumulated Other Comprehensive Income, Net of Tax (Benefit)	(458,627)	197,917

	27,472,351	25,735,583

Total Liabilities and Stockholders' Equity	$283,482,506	$253,005,774

The accompanying notes are an integral part of these balance sheets.

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31

	1999	1998	1997
Interest Income
Loans, Including Fees	$17,993,787	$16,089,487	$14,203,986
Federal Funds Sold	218,325	447,899	633,992
Deposits with Other Banks	4,618	1,582	2,049
Investment Securities
U. S. Treasury	155,476	253,447	276,432
U. S. Government Agencies	1,533,628	1,336,426	1,270,638
State, County and Municipal	386,610	443,569	522,766
Other Investments	109,791	57,470	59,254

	20,402,235	18,629,880	16,969,117
Interest Expense
Deposits	8,020,491	7,586,472	7,154,711
Federal Funds Purchased	64,250	26,024	10,051
Demand Notes Issued to the U.S. Treasury	19,978	24,237	24,870
Other Borrowed Money	322,437	258,379	155,120

	8,427,156	7,895,112	7,344,752

Net Interest Income	11,975,079	10,734,768	9,624,365

Provision for Loan Losses	736,125	636,000	505,000

Net Interest Income After Provision for Loan Losses	11,238,954	10,098,768	9,119,365

Noninterest Income
Service Charges on Deposits	1,543,513	1,531,488	1,298,814
Other Service Charges, Commissions and Fees	1,355,510	977,986	407,767
Securities Gains (Losses)	(1,913)	7,821	3,612
Gain from Sale of SBA Loans	-	-	21,788
Other	175,797	40,515	97,544

	3,072,907	2,557,810	1,829,525
Noninterest Expenses
Salaries and Employee Benefits	5,200,757	4,541,465	3,604,099
Occupancy and Equipment	1,475,009	1,192,710	1,044,347
Loss on Disposition of Premises and Equipment	-	41,322	78,861
Office Supplies and Printing	178,211	184,575	162,569
Data Processing Conversion	-	222,415	-
Other	2,683,414	2,764,181	2,228,778

	9,537,391	8,946,668	7,118,654

Income Before Income Taxes	4,774,470	3,709,910	3,830,236

Income Taxes	1,529,296	1,382,943	1,222,857

Net Income	$ 3,245,174	$ 2,326,967	$ 2,607,379

Basic Earnings Per Share	$ 0.97	$ 0.73	$ 0.88

Diluted Earnings Per Share	$ 0.96	$ 0.69	$ 0.80

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31

	1999	1998	1997

Net Income	$3,245,174	$2,326,967	$2,607,379

Other Comprehensive Income, Net of Tax
Gains (Losses) on Securities Arising During the Year	(657,807)	133,102	89,476
Reclassification Adjustment	1,263	(5,162)	(2,383)

Unrealized Gains (Losses) on Securities	(656,544)	127,940	87,093

Comprehensive Income	$2,588,630	$2,454,907	$2,694,472

 The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

	Shares	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance, December 31, 1996	2,501,595	$2,501,595	$11,334,107	$ 6,245,011	$(17,116)	$20,063,597

Issuance of Common Stock	29,708	29,708	371,350			401,058
Stock Split Effected as Dividend	421,553	421,553		(421,895)		(342)
Exercise of Stock Warrants	17,418	17,418	42,082			59,500
Unrealized Gain on Securities Available for Sale, Net of Tax of $44,866					87,093	87,093
Cash Dividends				(467,897)		(467,897)
Net Income				2,607,379		2,607,379

Balance, December 31, 1997	2,970,274	2,970,274	11,747,539	7,962,598	69,977	22,750,388

Exercise of Stock Warrants	370,350	370,350	864,064			1,234,414
Unrealized Gain on Securities Available for Sale, Net of Tax of $65,908					127,940	127,940
Cash Dividends				(704,126)		(704,126)
Net Income				2,326,967		2,326,967

Balance, December 31, 1998	3,340,624	3,340,624	12,611,603	9,585,439	197,917	25,735,583

Unrealized Loss on Securities Available for Sale, Net of Tax Benefit of $338,220					(656,544)	(656,544)
Cash Dividends				(851,862)		(851,862)
Net Income				3,245,174		3,245,174

Balance, December 31, 1999	3,340,624	$3,340,624	$12,611,603	$11,978,751	$(458,627)	$27,472,351

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31

	1999	1998	1997
Cash Flows from Operating Activities
Net Income	$ 3,245,174	$ 2,326,967	$ 2,607,379
Adjustments to Reconcile Net Income to Net
Cash Provided from Operating Activities
Depreciation	691,960	526,599	453,136
Amortization and Accretion	131,088	121,128	138,368
Provision for Loan Losses	736,125	636,000	505,000
Deferred Income Taxes	(79,736)	(12,007)	26,847
Securities (Gains) Losses	1,913	(7,821)	(3,612)
Gain from Sale of SBA Loans	-	-	(21,788)
(Gain) Loss on Sale of Other Real Estate	68,546	50,036	(18,631)
Unrealized Loss on Other Real Estate	-	23,781	25,000
Loss on Sale of Premises and Equipment	-	41,322	78,861
Change In
Interest Receivable	(72,195)	(250,152)	(313,985)
Prepaid Expenses	20,751	(39,847)	(45,151)
Interest Payable	178,555	327,092	19,686
Accrued Expenses and Accounts Payable	(168,305)	389,876	(279,158)
Other	(156,428)	225,302	855,284

	4,597,448	4,358,276	4,027,236
Cash Flows from Investing Activities
Proceeds from Sale of SBA Loans	-	-	546,788
Investment in SBA Loans	-	-	(700,000)
Purchase of Investment Securities Available for Sale	(34,467,005)	(23,383,880)	(23,730,863)
Purchase of Investment Securities Held to Maturity	-	(177,585)	-
Proceeds from Disposition of Investment Securities
Available for Sale	26,405,792	23,925,496	28,330,826
Held to Maturity	1,245,000	1,751,984	1,026,354
Loans to Customers	(28,776,073)	(34,691,478)	(22,678,876)
Purchase of Software	(25,492)	(46,807)	(35,183)
Purchase of Premises and Equipment	(1,264,327)	(2,289,379)	(1,907,528)
Proceeds from Disposal of Premises and Equipment	-	10,000	13,816
Other Real Estate	556,026	672,769	549,631

	(36,326,079)	(34,228,880)	(18,585,035)
Cash Flows from Financing Activities
Interest-Bearing Customer Deposits	19,146,392	19,596,441	8,173,164
Noninterest-Bearing Customer Deposits	492,832	9,345,817	3,734,566
Demand Note to the U.S. Treasury	141,817	(452,523)	138,798
Issuance of Common Stock	-	1,234,414	460,216
Dividends Paid	(851,862)	(704,126)	(467,897)
Federal Funds Purchased	6,380,571	2,467,154	343,421
Note to the Federal Home Loan Bank	3,000,000	3,000,000	-
Repayments on Notes to Federal Home Loan Bank	(55,000)	(1,205,000)	(2,356,800)
Obligation Under Capital Lease	(52,072)	(49,353)	244,050

	28,202,678	33,232,824	10,269,518

Net Increase (Decrease) in Cash and Cash Equivalents	(3,525,953)	3,362,220	(4,288,281)

Cash and Cash Equivalents, Beginning	24,655,761	21,293,541	25,581,822

Cash and Cash Equivalents, Ending	$ 21,129,808	$ 24,655,761	$ 21,293,541

The accompanying notes are an integral part of these statements.

SNB BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of SNB Bancshares, Inc. (the Company) and its wholly-owned subsidiaries, Security Bank of Bibb County (formerly Security National Bank) located in Macon, Georgia and Security Bank of Houston County (formerly Crossroads Bank of Georgia), located in Perry, Georgia (the Banks). All significant intercompany accounts have been eliminated. The accounting and reporting policies of SNB Bancshares, Inc. and Subsidiaries conform to generally accepted accounting principles and practices utilized in the commercial banking industry.

Security Bank of Houston County was acquired on August 8, 1998 in a business combination accounted for as pooling of interests. Accordingly, all years presented herein have been restated to reflect pooled financial position and operating results.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and the valuation of deferred tax assets.

Description of Business

The Banks provide a full range of retail and commercial banking services for consumers and small to medium size businesses primarily in central Georgia. Lending and investing activities are funded primarily by deposits gathered through its retail branch office network. Lending is concentrated in mortgage, commercial and consumer loans to local borrowers. In management's opinion, although the Banks have a high concentration of real estate loans, these loans are well collateralized and do not pose an adverse credit risk. In addition, the balance of the loan portfolio is sufficiently diversified to avoid significant concentration of credit risk. Although the Banks have a diversified loan portfolio, a substantial portion of borrowers' ability to honor their contracts is dependent upon the viability of the real estate economic sector.

The success of SNB is dependent, to a certain extent, upon the economic conditions in the geographic markets it serves. No assurance can be given that the current economic conditions will continue. Adverse changes in the economic conditions in these geographic markets would likely have a material adverse effect on the Company's results of operations and financial condition. The operating results of SNB depend primarily on its net interest income. Accordingly, operations are subject to risks and uncertainties surrounding the exposure to changes in the interest rate environment.

(1) Summary of Significant Accounting Policies (Continued)

Investment Securities

Investment securities are recorded under Statement of Financial Accounting Standards No. 115, whereby the Banks classify their securities as trading, available for sale or held to maturity. Trading securities are purchased and held for sale in the near term. Securities held to maturity are those which the Banks have the ability and intent to hold until maturity. All other securities not classified as trading or held to maturity are considered available for sale.

Securities available for sale are measured at fair value with unrealized gains and losses reported net of deferred taxes as a separate component of stockholders' equity. Fair value represents an approximation of realizable value as of December 31, 1999 and 1998. Realized and unrealized gains and losses are determined using the specific identification method.

Loans

Loans are generally reported at principal amount less unearned interest and fees. Interest income on loans is recognized using the effective interest method. Impaired loans are recorded under Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan and SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. Impaired loans are loans for which principal and interest are unlikely to be collected in accordance with the original loan terms and, generally, represent loans delinquent in excess of 90 days which have been placed on nonaccrual status and for which collateral values are less than outstanding principal and interest. Small balance, homogeneous loans are excluded from impaired loans. Generally, interest payments received on impaired loans are applied to principal. Upon receipt of all loan principal, additional interest payments are recognized as interest income on the cash basis.

Other nonaccrual loans are loans for which payments of principal and interest are considered doubtful of collection under original terms but collateral values equal or exceed outstanding principal and interest.

Allowance for Loan Losses

The allowance method is used in providing for losses on loans. Accordingly, all loan losses decrease the allowance and all recoveries increase it. The provision for loan losses is based on factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors considered by management include growth and composition of the loan portfolio, economic conditions and the relationship of the allowance for loan losses to outstanding loans.

An allowance for loan losses is maintained for all impaired loans. Provisions are made for impaired loans upon changes in expected future cash flows or estimated net realizable value of collateral. When determination is made that impaired loans are wholly or partially uncollectible, the uncollectible portion is charged off.

Management believes the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

(1) Summary of Significant Accounting Policies (Continued)

Premises and Equipment

Premises and equipment are recorded at acquisition cost net of accumulated depreciation.

Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation are as follows:

Description	Life in Years	Method

Banking Premises	30	Straight-Line

Furniture and Equipment	5-25	Straight-Line

Expenditures for major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. When property and equipment are retired or sold, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in other income or expense.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods for financial statement and income tax purposes) and allowance for loan losses (use of the allowance method for financial statement purposes and the experience method for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, represent equity changes from economic events of the period other than transactions with owners and are not reported in the consolidated statement of income but as a separate component of the equity section of the consolidated balance sheets. Such items are considered components of other comprehensive income. Statement of Financial Accounting Standards 130 requires the presentation in the financial statements of net income and all items of other comprehensive income as total comprehensive income.

Other Real Estate

Other real estate generally represents real estate acquired through foreclosure and is initially recorded at the lower of cost or estimated market value at the date of acquisition. An allowance for estimated losses is recorded when a subsequent decline in value occurs.

(2) Cash and Balances Due from Depository Institutions

Components of cash and balances due from depository institutions are as follows as of December 31:

	1999	1998

Cash on Hand and Cash Items	$ 6,156,638	$ 2,364,185
Noninterest-Bearing Deposits with Other Banks	8,848,170	11,640,576

	$15,004,808	$14,004,761

As of December 31, 1999, the Banks had no required deposits with the Federal Reserve.

(3) Investment Securities

Investment securities as of December 31, 1999 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities Available for Sale

U.S. Treasury	$ 995,392	$ 2,813		$ 998,205
U.S. Government Agencies
Mortgage Backed	11,172,591	4,941	$(232,137)	10,945,395
Other	23,422,475		(449,778)	22,972,697
State, County and Municipal	5,738,325	26,171	(102,809)	5,661,687
Federal Home Loan Bank Stock	755,200			755,200
The Bankers Bank Stock	787,320	55,910		843,230

	$42,871,303	$89,835	$(784,724)	$42,176,414

Securities Held to Maturity

State, County and Municipal Securities	$ 2,910,905	$26,532	$ (5,932)	$ 2,931,505

The amortized cost and fair value of investment securities as of December 31, 1999, by contractual maturity, are presented hereafter. Expected maturities will differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

(3) Investment Securities (Continued)

	Available for Sale		Held to Maturity

	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in One Year or Less	$ 8,050,459	$ 8,037,352	$ 615,539	$ 622,756
Due After One Year Through Five Years	14,781,418	14,522,649	1,542,174	1,554,513
Due After Five Years Through Ten Years	6,514,481	6,310,719	753,192	754,236
Due After Ten Years	809,834	761,869

	30,156,192	29,632,589	2,910,905	2,931,505

Mortgage Backed Securities	11,172,591	10,945,395
The Bankers Bank Stock	787,320	843,230
Federal Home Loan Bank Stock	755,200	755,200

	$42,871,303	$42,176,414	$2,910,905	$2,931,505

Investment securities as of December 31, 1998 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale

U.S. Treasury	$ 4,019,162	$ 67,960		$ 4,087,122
U.S. Government Agencies
Mortgage Backed	6,731,281	37,622	$(43,985)	6,724,918
Other	19,400,382	105,621	(11,245)	19,494,758
State, County and Municipal	3,866,193	143,904	(4)	4,010,093
Federal Reserve Stock	422,100			422,100
Federal Home Loan Bank Stock	409,300			409,300

	$34,848,418	$355,107	$(55,234)	$35,148,291

Securities Held to Maturity

State, County and Municipal	$ 4,152,759	$140,902	$ (9,023)	$ 4,284,638

Proceeds from sales of investments in debt securities were $1,089,644 in 1999, $2,512,659 in 1998 and $2,896,131 in 1997. Gross realized gains totaled $9,025, $16,258 and $6,444 in 1999, 1998 and 1997, respectively. Gross realized losses totaled $10,938, $8,437 and $2,832 in 1999, 1998 and 1997, respectively.

Investment securities having a carrying value approximating $22,526,107 and $24,491,000 as of December 31, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes.

(4) Loans

The composition of loans as of December 31 are:

	1999	1998
Loans Secured by Real Estate
Construction and Land Development	$ 16,198,695	$ 17,606,346
Secured by Farmland (Including Farm Residential and
Other Improvements)	2,209,400	1,698,278
Secured by 1-4 Family Residential Properties	39,902,571	42,022,298
Secured by Multifamily (5 or More) Residential Properties	1,338,450	1,002,086
Secured by Nonfarm Nonresidential Properties	86,129,968	61,555,929
Loans to Deposit Institutions	-	1,014,000
Commercial and Industrial Loans (U.S. Addressees)	41,105,615	33,597,220
Agricultural Loans	3,087,788	3,295,174
Loans to Individuals for Household, Family and Other
Personal Expenditures
Credit Cards and Related Plans	594,158	514,877
Other	16,982,704	16,987,369

	$207,549,349	$179,293,577
Loans by interest rate type are:

Fixed Rate	$168,079,668	$145,803,437
Variable Rate	39,469,681	33,490,140

	$207,549,349	$179,293,577

Impaired loans included in total loans above as of December 31 are summarized as follows:

	1999	1998

Total Investment in Impaired Loans	$ 92,457	$ 178,279
Less Allowance for Impaired Loan Losses	(73,490)	(84,693)

Net Investment	$ 18,967	$ 93,586

Average Investment	$188,264	$ 507,940

For the year ended December 31, 1998, income of $753 was recorded on the cash basis on impaired loans. Foregone interest on impaired and other nonperforming loans approximated $65,153 in 1999, $73,800 in 1998 and $84,500 in 1997.

(5) Allowance for Loan Losses

Transactions in the allowance for loan losses are summarized below for the years ended December 31:

	1999	1998	1997

Balance, Beginning	$ 2,070,253	$ 1,860,987	$ 1,759,576
Provision Charged to Operating Expenses	736,125	636,000	505,000
Loans Charged Off	(587,545)	(496,970)	(688,362)
Loan Recoveries	108,347	70,236	284,773

Balance, Ending	$ 2,327,180	$ 2,070,253	$ 1,860,987

The allowance for loan losses presented above includes an allowance for impaired loan losses. Transactions in the allowance for impaired loan losses were as follows:

	1999	1998	1997

Balance, Beginning	$ 84,693	$ 294,556	$ 144,522
Provision Charged to Operating Expenses	25,215	10,000	198,000
Loans Charged Off	(36,419)	(226,491)	(67,744)
Loan Recoveries	-	6,628	19,778

Balance, Ending	$ 73,489	$ 84,693	$ 294,556

(6) Premises and Equipment

Premises and equipment are comprised of the following as of December 31:

	1999	1998

Land	$ 2,115,772	$ 2,115,772
Building	4,000,397	4,070,752
Leasehold Improvements	196,456	120,695
Furniture, Fixtures and Equipment	4,316,145	3,661,433
Construction in Progress	639,158	264,903

	11,267,928	10,233,555
Accumulated Depreciation	(2,983,611)	(2,447,499)

	$ 8,284,317	$ 7,786,056

Depreciation charged to operations totaled $691,690 in 1999, $526,599 in 1998 and $453,136 in 1997.

Certain bank facilities are leased under various operating leases. Rental expense was $134,376 in 1999, $112,306 in 1998 and $100,573 in 1997.

(6) Premises and Equipment (Continued)

Future minimum rental commitments under noncancelable leases are:

Year	Amount

2000	$ 98,402
2001	96,736
2002	11,123
2003	6,000
2004	4,000

$216,261

(7) Other Assets

Organization costs totaling $40,510 incurred in connection with formation of the parent company are being amortized to operations over a period of 60 months. Related amortization expense totaled $6,706 in 1999 and $8,103 in 1998 and 1997. Accumulated amortization as of December 31, 1999 is $40,510. Statement of Position (SOP) 98-5, Reporting on the Costs of Start-Up Activities, as promulgated by the American Institute of Certified Public Accountants requires previously capitalized organization costs to be expensed in 1999. Since final amortization occurred in 1999 under regularly scheduled terms, SOP 98-5 has no effect on SNB Bancshares, Inc. and Subsidiaries.

(8) Income Taxes

Generally accepted accounting principles require an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The components of income tax expense for the years ended December 31 are as follows:

	1999	1998	1997

Current Federal Expense	$1,513,599	$1,294,056	$1,100,573
Deferred Federal Expense	(79,736)	(12,007)	26,847

	1,433,863	1,282,049	1,127,420
Current State Tax Expense	95,433	100,894	95,437

	$1,529,296	$1,382,943	$1,222,857

Federal income tax expense of $1,433,863 in 1999, $1,282,049 in 1998 and $1,127,420 in 1997 is less than the income taxes computed by applying the federal statutory rate of 34 percent to income before income taxes. The reasons for the differences are as follows:

(8) Income Taxes (Continued)

	1999	1998	1997

Statutory Federal Income Taxes	$1,623,320	$1,261,369	$1,302,280
Tax-Exempt Interest	(115,534)	(133,487)	(162,872)
Interest Expense Disallowance	15,995	19,748	23,798
Premiums on Officers' Life Insurance	(2,673)	(3,551)	(2,905)
Meal and Entertainment Disallowance	7,785	8,744	5,448
Merger Related Expenses	-	62,638	-
Other	(95,030)	66,588	(38,329)

Actual Federal Income Taxes	$1,433,863	$1,282,049	$1,127,420

The components of the net deferred tax asset included in other assets in the accompanying balance sheets as of December 31 are as follows:

	1999	1998
Deferred Tax Assets
Allowance for Loan Losses	$ 662,383	$ 559,032
Georgia Occupation and License Tax Credits	53,581	53,581
Other Real Estate Owned	1,509	6,800
Deferred Compensation	35,099	31,043
Other	1,169	2,663
Valuation Allowance for Deferred Tax Assets	(23,286)	(23,286)

	730,455	629,833
Deferred Tax Liabilities
Premises and Equipment	(207,515)	(193,375)
Securities Accretion	(34,941)	(35,670)
Other	(7,475)	-

	(249,931)	(229,045)

	480,524	400,788
Deferred Tax Benefit (Liability) on Unrealized Securities Gains	236,262	(101,957)

Net Deferred Tax Asset	$ 716,786	$ 298,831

(9) Deposits

Components of interest-bearing deposits as of December 31 are as follows:

	1999	1998

Interest-Bearing Demand	$ 53,096,289	$ 54,713,987
Savings	6,236,617	5,910,174
Time, $100,000 and Over	31,900,412	27,055,154
Other Time	94,988,431	79,396,042

	$186,221,749	$167,075,357

(9) Deposits (Continued)

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, approximated $24,775,000 and $16,467,000 on December 31, 1999 and 1998, respectively.

As of December 31, 1999, the scheduled maturities of certificates of deposit are as follows:

Year	Amount

2000	$ 95,184,327
2001	26,835,571
2002	2,164,852
2003	1,435,728
2004 and Thereafter	1,268,365

$126,888,843

(10) Federal Funds Purchased and Securities Sold Under Agreement to Repurchase

Securities sold under agreement to repurchase generally mature within 7 to 14 days. Mortgage backed securities sold under repurchase agreements are held and segregated by the investment safekeeping agent. Investments are identified as subject to the repurchase agreement and may be substituted by the Banks, subject to agreement by the buyer. The agreements, as of December 31, 1999, mature within 7 days.

Information concerning securities sold under agreements to repurchase is summarized as follows:

	1999	1998

Average Balance During the Year	$3,109,512	$1,628,758
Average Interest Rate During the Year	4.73%	4.93%
Maximum Month-End Balance During the Year	4,943,025	3,978,079

Mortgage backed securities underlying the agreements as of December 31 are:

	1999	1998

Carrying Value	$4,638,654	$5,464,666
Estimated Fair Value	4,534,975	5,493,189

(11) Other Borrowed Money

Other borrowed money is comprised of the following as of December 31:

	1999	1998
Advances from the Federal Home Loan Bank (FHLB) have maturities in varying amounts through June 18, 2003 and interest rates ranging from 5.40 percent to 6.73 percent. Under the Blanket Agreement for Advances and Security Agreement with the FHLB, residential first mortgage loans are pledged as collateral for the FHLB advances outstanding.	$6,055,000	$3,110,000

(11) Other Borrowed Money (Continued)

Maturities of borrowed money for each of the next five years and thereafter are as follows:

Year	Amount

2000	$3,055,000
2001	-
2002	-
2003	3,000,000
2004	-

$6,055,000

(12) Obligation Under Capital Lease

The Banks lease equipment with a lease term through January 30, 2002. The obligation under the capital lease has been recorded in the accompanying consolidated financial statements at the present value of future minimum lease payments, discounted at an interest rate of 5.25 percent. Capitalized cost of $267,917 less accumulated depreciation is included in premises and equipment on the consolidated balance sheets.

Future minimum lease payments under this capital lease and the net present value of these payments as of December 31, 1999 are as follows:

2000	$ 61,620
2001	61,620
2002	30,810
2003	-

Total Future Minimum Lease Payments	154,050
Amount Representing Interest	11,425

Present Value of Future Minimum Lease Payments	$142,625

(13) 401(k) Savings and Profit Sharing Plan

Security Bank has a 401(k) Savings Incentive and Profit Sharing Plan effective as of January 1, 1990. All employees as of the effective date were eligible to participate in the plan. Subsequently-employed persons become eligible after having completed one year of service and attaining the age of 21. Employer contributions to the plan include a discretionary matching contribution based on the salary reduction elected by the individual employees and a discretionary amount allocated based on compensation received by eligible participants. Expense under the plan was $203,796 in 1999, $204,906 in 1998 and $185,436 in 1997.

(14) Commitments and Contingencies

In the normal course of business, certain commitments and contingencies are incurred which are not reflected in the consolidated financial statements. The Banks had commitments under standby letters of credit to U.S. addressees approximating $1,204,000 as of December 31, 1999 and $835,000 as of December 31, 1998. Unfulfilled loan commitments as of December 31, 1999 and 1998 approximated $33,266,000 and $30,034,000, respectively. No losses are anticipated as a result of commitments and contingencies.

(15) Noncompensatory Stock Option Plan

In connection with the original stock offering, 149,900 warrants were issued to organizers, interim directors and initial executive officers for the purchase of common stock. Each warrant entitled the owner to purchase one share of stock at the exercise price of $10 per share until the warrant expired. As a result of stock splits effected in the form of dividends, the number of warrants increased to 449,700 with an adjusted exercise price of $3.33 per share.

Subsequently, the board of directors of SNB Bancshares, Inc. adopted the 1996 incentive stock option plan which granted key officers the right to purchase 62,500 shares of common stock at the price of $9.00, as adjusted for stock splits, representing the market value of the stock at the date of the option grant. Option holders may exercise in accordance with a vesting schedule beginning with 20 percent the first year and increasing 20 percent for each year thereafter such that 100 percent of granted options may be exercised by the end of the fifth year. Unexercised options expire at the end of the tenth year.

In 1999, the board of directors of SNB Bancshares, Inc. adopted another incentive stock option plan which granted certain officers and key employees the right to purchase 83,500 shares of common stock at a price representing the market value of the stock at the date of the option grant. In May 1999, 73,000 options were granted at the price of $18.50 per share and an additional 10,000 options were granted at $17.94 per share in September 1999. The terms of the 1999 incentive stock option plan are essentially the same as the 1996 incentive stock option plan.

A summary of warrant and option transactions follows:

	Shares Under
	Original	Incentive Stock
	Warrants	Options

Granted	449,700	146,000
Canceled	-	-
Exercised	449,700	-

Outstanding, December 31, 1999	-	146,000

Eligible to be Exercised, December 31, 1999	-	37,500

(16) Interest Income and Expense

Interest income of $349,702, $420,957 and $522,706 from state, county and municipal bonds was exempt from regular income taxes in 1999, 1998 and 1997, respectively.

Interest on deposits includes interest expense on time certificates of $100,000 or more totaling $1,490,938, $1,446,331 and $1,376,034 for the years ended December 31, 1999, 1998 and 1997, respectively.

(17) Supplemental Cash Flow Information

Cash payments for the following were made during the years ended December 31:

	1999	1998	1997

Interest Expense	$8,248,602	$7,568,020	$7,325,065

Income Taxes	$1,599,500	$ 995,700	$1,589,241

Noncash investing activities for the years ended December 31 are as follows:

Acquisitions of Real Estate Through
Foreclosure	$ 28,935	$ 589,905	$ 794,643

(18) Earnings Per Share

Statement of Financial Accounting Standards No. 128 establishes standards for computing and presenting basic and diluted earnings per share. Basic earnings per share is calculated and presented based on income available to common shareholders divided by the weighted average number of shares outstanding during the reporting periods. Diluted earnings per share reflects the potential dilution that would occur if warrants and options will exercised and converted into common stock. The following presents earnings per share for the years ended December 31, 1999, 1998 and 1997 under the requirements of Statement 128:

December 31, 1999	Income Numerator	Common Shares Denominator	EPS

Basic EPS
Income Available to Common Stockholders	$3,245,174	3,340,624	$0.97

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		50,167

Diluted EPS
Income Available to Common Stockholders After Assumed Conversions of Dilutive Securities	$3,245,174	3,390,791	$0.96

(18) Earnings Per Share (Continued)

December 31, 1998	Income Numerator	Common Shares Denominator	EPS

Basic EPS
Income Available to Common Stockholders	$2,326,967	3,185,014	$0.73

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		167,480

Diluted EPS
Income Available to Common Stockholders After Assumed Conversions of Dilutive Securities	$2,326,967	3,352,494	$0.69

December 31, 1997

Basic EPS
Income Available to Common Stockholders	$2,607,379	2,950,611	$0.88

Dilutive Effect of Potential Common Stock
Stock Options and Warrants		304,950

Diluted EPS
Income Available to Common Stockholders After Assumed Conversions of Dilutive Securities	$2,607,379	3,255,561	$0.80

All share and per share data have been restated to reflect a 25 percent stock split occurring on September 25, 1997. The stock split was effected in the form of a dividend.

In October 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (Statement 123). Statement 123 establishes a "fair value" based method of accounting for stock-based compensation plans and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (Opinion 25). Entities electing to remain with the accounting in Opinion 25 must make proforma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in Statement 123 had been applied. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. SNB Bancshares, Inc. continues to follow Opinion 25 in accounting for its stock-based compensation awards; accordingly, no compensation expense has been recognized in the financial statements. If compensation expenses were determined on the basis of Statement 123, net income and earnings per share would have been reduced as follows:

(18) Earnings Per Share (Continued)

	1999	1998
Net Income
As Reported	$3,245,174	$2,326,967
Proforma	$3,100,159	$2,285,967

Basic Earnings Per Share
As Reported	$ 0.97	$ 0.73

Proforma	$ 0.93	$ 0.72

Diluted Earnings Per Share
As Reported	$ 0.96	$ 0.69

Proforma	$ 0.91	$ 0.68

Proforma information includes only the effects of incentive stock option awards which were granted in May 1996, May 1999 and September 1999.

Proforma information is based on utilization of the Black-Scholes option pricing model to estimate the fair value of the options at the grant date. Significant assumptions used are:

	1999 Incentive Plan	1996 Incentive Plan

Expected Annual Dividends (As Percent of Stock Price)	1.63%	2.11%
Discount Rate-Bond Equivalent Yield	6.48%	6.34%
Expected Life	5 Years	5 Years
Expected Cumulative Volatility	70.95%	86.58%

(19) Related Party Transactions

The aggregate balance of direct and indirect loans to directors, executive officers or principal holders of equity securities of the Company was $8,670,807 as of December 31, 1999 and $5,958,016 as of December 31, 1998. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than a normal risk of collectibility. A summary of activity of related party loans is shown below:

	1999	1998

Balance, Beginning	$ 5,958,016	$ 4,768,534
New Loans	7,161,275	4,021,222
Repayments	(4,102,540)	(2,519,425)
Changes in Directors	(345,944)	(312,315)

Balance, Ending	$ 8,670,807	$ 5,958,016

(20) Financial Information of SNB Bancshares, Inc. (Parent Only)

SNB Bancshares, Inc. (the parent company) was formed as a one-bank holding company from Security Bank of Bibb County in September 1994. The parent company's balance sheets as of December 31, 1999 and 1998 and the related statements of income and comprehensive income and cash flows for the years then ended are as follows:

SNB BANCSHARES, INC. (PARENT ONLY) BALANCE SHEETS DECEMBER 31

ASSETS
	1999	1998

Cash	$ 4,086,909	$ 4,632,823
Accounts Receivable - Other	-	391
Investment in Loans	-	1,014,000
Interest Receivable on Loans	-	15,786
Investment Securities	843,230	-
Unamortized Organization Costs	-	6,076
Investment in Subsidiaries, at Equity	22,583,660	20,088,720
Income Tax Benefit	-	34,930
Prepaids	11,088	1,000

Total Assets	$27,524,887	$25,793,726

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Federal Income Tax Payable	$ 78	$ -
State Income Tax Payable	14,199	14,600
Other	38,259	43,543

	52,536	58,143

Stockholders' Equity
Common Stock, Par Value $1 a Share; Authorized
10,000,000 Shares, Issued and Outstanding 3,340,624
Shares as of December 31, 1999 and 1998	3,340,624	3,340,624
Paid-In Capital	12,611,603	12,611,603
Retained Earnings	11,978,751	9,585,439
Accumulated Other Comprehensive Income, Net of Tax	(458,627)	197,917

Total Stockholders' Equity	27,472,351	25,735,583

Total Liabilities and Stockholders' Equity	$27,524,887	$25,793,726

(20) Financial Information of SNB Bancshares, Inc. (Parent Only) (Continued)

SNB BANCSHARES, INC. (PARENT ONLY) STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31

	1999	1998	1997

Income
Dividends from Subsidiaries	$ 417,579	$ 655,730	$ 520,001
Interest	107,699	201,219	60,729

	525,278	856,949	580,730

Expense
Amortization of Organization Costs	6,076	8,102	12,123
Merger	-	184,228	-
Other	193,653	204,337	105,722

	199,729	396,667	117,845

Income Before Taxes and Equity in Undistributed
Earnings of Subsidiaries	325,549	460,282	462,885

Income Tax Benefit	31,241	4,186	19,685

Income Before Equity in Undistributed Earnings
of Subsidiaries	356,790	464,468	482,570

Equity in Undistributed Earnings of Subsidiaries	2,888,384	1,862,499	2,124,809

Net Income	3,245,174	2,326,967	2,607,379

Other Comprehensive Income, Net of Tax
Gains (Losses) on Securities Arising During the Year	(657,807)	133,102	89,476
Reclassification Adjustment	1,263	(5,162)	(2,383)

Unrealized Gains (Losses) on Securities	(656,544)	127,940	87,093

Comprehensive Income	$2,588,630	$2,454,907	$2,694,472

(20) Financial Information of SNB Bancshares, Inc. (Parent Only) (Continued)

SNB BANCSHARES, INC. (PARENT ONLY) STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31

	1999	1998	1997

Cash Flows from Operating Activities
Net Income	$ 3,245,174	$ 2,326,967	$ 2,607,379
Adjustments to Reconcile Net Income to Net
Cash Provided from Operating Activities
Amortization	6,076	8,103	12,125
Equity in Undistributed Earnings of Subsidiaries	(2,888,384)	(1,862,499)	(2,124,809)
Increase in Other	16,402	(95,969)	112,923

	379,268	376,602	607,618

Cash Flows from Investing Activities
Investment in Loans	1,014,000	1,136,000	(2,150,000)
Capital Infusion in Subsidiaries	(300,000)	-	(250,000)
Purchase of Investment Securities Available for Sale	(787,320)	-	-

	(73,320)	1,136,000	(2,400,000)

Cash Flows from Financing Activities
Dividends Paid	(851,862)	(704,126)	(468,239)
Issuance of Common Stock	-	1,234,414	460,558

	(851,862)	530,288	(7,681)

Net Increase (Decrease) in Cash and Cash Equivalents	(545,914)	2,042,890	(1,800,063)

Cash and Cash Equivalents, Beginning	4,632,823	2,589,933	4,389,996

Cash and Cash Equivalents, Ending	$ 4,086,909	$ 4,632,823	$ 2,589,933

(21) Stock Split Effected as Dividend

On September 25, 1997, the board of directors approved a 25 percent stock split to be effected in the form of a dividend. All share and per share data including stock options and warrants have been adjusted to reflect the additional shares outstanding resulting from the stock split.

(22) Fair Value of Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of SNB Bancshares' financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

Cash and Short-Term Investments - For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities Available for Sale - Fair values for investment securities are based on quoted market prices.

Loans - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposit Liabilities - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Standby Letters of Credit - Because standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

The carrying amount and estimated fair values of the Company's financial instruments as of December 31 are as follows:

	1999		1998
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

	(in Thousands)
Assets
Cash and Short-Term Investments	$ 21,130	$ 21,130	$ 24,656	$ 24,656
Investment Securities Available for Sale	42,176	42,176	35,148	35,148
Investment Securities Held to Maturity	2,911	2,932	4,153	4,285
Loans	207,549	205,850	179,294	178,738

Liabilities
Deposits	237,417	237,798	217,778	223,052
Borrowed Money	15,681	15,681	6,213	6,213
Capital Lease Obligation	143	143	195	195

Unrecognized Financial Instruments
Standby Letters of Credit	-	1,204	-	835
Unfulfilled Loan Commitments	-	33,266	-	30,034

(22) Fair Value of Financial Instruments (Continued)

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(23) Regulatory Capital Matters

The amount of dividends payable to the parent company from the Subsidiary banks is limited by various banking regulatory agencies. Upon approval by regulatory authorities, the bank may pay cash dividends to the parent company in excess of regulatory limitations.

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and, possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. The amounts and ratios as defined in regulations are presented hereafter. Management believes, as of December 31, 1999, the Company meets all capital adequacy requirements to which it is subject and is classified as well capitalized under the regulatory framework for prompt corrective action. In the opinion of management, there are no conditions or events since prior notification of capital adequacy from the regulators that have changed the institution's category.

(23) Regulatory Capital Matters (Continued)
					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 1999
Total Capital to Risk-Weighted Assets	$30,258,159	13.32%	$18,172,234	8.00%	$22,715,293	10.00%
Tier I Capital to Risk-Weighted Assets	27,930,978	12.30	9,086,117	4.00	13,629,176	6.00
Tier I Capital
Tier I Capital to Average Assets	27,930,978	10.84	10,303,846	4.00	12,879,807	5.00

As of December 31, 1998
Total Capital to Risk-Weighted Assets	$27,607,919	14.42%	$15,315,278	8.00%	$19,144,098	10.00%
Tier I Capital to Risk-Weighted Assets	25,537,666	13.34	7,657,639	4.00	11,486,459	6.00
Tier I Capital to Average Assets	25,537,666	11.42	8,944,455	4.00	11,180,569	5.00

(24) Business Combinations

On August 8, 1998, the Company acquired Crossroads Bancshares, Inc. and its wholly-owned subsidiary, Crossroads Bank of Georgia, Inc. (currently Security Bank of Houston County), in a business combination accounted for as a pooling of interests. Crossroads Bank of Georgia, Inc. became a wholly-owned subsidiary of the Company through the exchange of 846,743 shares of the Company's common stock for all of the outstanding stock of Crossroads Bancshares, Inc. The accompanying financial statements for 1998 are based on the assumption that the companies were combined for the full year, and the 1997 financial statements have been restated to give effect to the combination.

Summarized results of operations of the separate companies for the period from January 1, 1998 through August 8, 1998, the date of acquisition, are as follows:

	SNB Banchsares, Inc. and Subsidiary	Crossroads Bank of Georgia, Inc.

Net Interest Income	$4,280,652	$1,885,450

Provision for Loan Losses	236,000	105,000

Noninterest Income	1,049,947	469,137

Noninterest Expense	3,502,390	1,356,783

Net Income	1,085,915	594,519

The summarized assets and liabilities of the separate companies on August 8, 1998, the date of acquisition, were as follows:

(24) Business Combinations (Continued)

	SNB Bancshares, Inc. and Subsidiary	Crossroads Bank of Georgia, Inc.

Cash and Cash Equivalents	$ 10,413,116	$ 6,359,558
Investment Securities	27,426,745	9,081,814
Loans, Net	112,355,011	48,061,005
Premises and Equipment	4,617,464	2,064,092
Other Assets	2,075,766	1,599,447

	156,888,102	67,165,916
Deposits	(128,562,713)	(60,047,078)
Other Liabilities	(9,884,527)	(662,484)

Net Assets	$ 18,440,862	$ 6,456,354

Following is a reconciliation of the amounts of net interest income and net income previously reported for 1997 with restated amounts:

Year Ended
December 31, 1997
Net Interest Income and Other Income
SNB Bancshares, Inc. and Subsidiary
As Previously Reported	$6,618,798
Crossroads Bank of Georgia, Inc.	3,078,400

As Restated	$9,697,198

Net Income
SNB Bancshares, Inc. and Subsidiary
As Previously Reported	$1,802,936
Crossroads Bank of Georgia, Inc.	804,443

As Restated	$2,607,379

No significant intercompany transactions occurred between the Company and Crossroads Bank of Georgia, Inc. prior to the pooling of interests that would affect prior operations. There was no change in accounting policies or reporting periods as a result of the pooling of interests.

(25) Deferred Compensation Plan

A deferred compensation plan is maintained under which certain officers may elect to defer, until termination, retirement, death or unforeseeable emergency a portion of current compensation. The plan is created in accordance with Internal Revenue Code Section 457. Interest is paid on such deferrals at a rate that is determined annually. The participants are general creditors of the Bank with respect to amounts deferred and interest additions. As of December 31, 1999, 1998 and 1997, the liability under this plan totaled $105,087, $91,304 and $73,139, respectively.

(26) Reclassifications

Certain reclassifications have been made in the 1998 and 1997 financial statements to conform to the 1999 presentation.